Ex 3i(e)

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

January 3, 2006 / le 3 Janvier 2006	Your file - Votre référence

LAURA PORTER
WILDEBOER DELLELCE	Our file - Notre référence
1 FIRST CANADIAN PLACE	434283-8
SUITE 810 P.O. BOX 4
TORONTO ONTARIO
M6X 1A9

Re-Objet
SUNOPTA INC.

Enclosed herewith is the document issued in the above matter.	Vous tronverez oi-inclus le document émis dans l’ affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’émission de documents en vertu de la LCSA sera publié dans le Bulletin des sociétés canadiemes. Un avis de l’émission de documents en vertu de la LCC sera publié dans le Bulletin des sociétés canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	STL EST QUESTION DUNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DENOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les reqréments assument route responsabiité de risque de confusion aveo toutes dénomination commerciales er toutes marques de commerce existantes (y compris celles qui soni cités dans le(s) rapport(s) de recherohes de NUANS (ILLEGIBLE)(s))- Cette acceptation de responsabilité comprend I’obligation de changer la dénomination de la société (ILLEGIBLE) dénomination differente advenant 1e (ILLEGIBLE) des représentations (ILLEGIBLE) failer (ILLEGIBLE) probabilite de confusion. L’utilisation de tout nom octroyé est sujettea mute lot de la juridiction of la société exploite son entreprise.

Jacquelina Szwarc

For the Director General, Corporations Canada	pour le Directeur général, Corporations Canada

Industry Canada	Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SUNOPTA INC.	434283-6

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

January 1, 2006 / le 1 janvier 2006

Richard G. Shaw	Date of Amalgamation - Date de fusion
Director - Directeur

	Industry Canada	Industrie Canada	FORM 9	FORMULE 9
	Canada Business	Loi canadlenna sur les	ARTICLES OF AMALGAMATION	STATUTS DE FUSION
	Corporations Act	Sociétés par actions	(SECTION 185)	(ARTICLE 185)

1 —	Name of the Amalgamated Corporation		Dénomination société de la société issue de la fusion

SUNOPTA INC.

2 —	The province or territory in Canada where the registered office is to be situated		La province ou le territoire au Canada où se stuera le siège social

Ontario

3 —	The classes and any maximum number of shares that the corporation is authorized to issue		Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

The authorized capital of the corporation shall consist of an unlimited number of common shares and an unlimited number of special shares issuable in series, as more particularly set out in Schedule “A” attached hereto.

4 —	Restrictions, If any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu

None

5 —	Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs

A minimum of five (5) and a maximum of fifteen (15)

6 —	Restrictions, If any, on business the corporation may carry on		Limites imposées à I’activité commercials de la société, s’il y a lieu

None

7 —	Other provisions, If any		Autres dispositions, s’il y a lieu

See Schedule “A” attached hereto.

8 —	The amalgamation has been approved pursuant to that section or subsection of the Act which Is Indicated as follows:		La fusion a été approuvée en accord avec l‘article ou le paragraphe de la Loi Indlqué cl-après.

		☐	183

		☒	184(1)

		☐	184(2)

9 —	Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No. N’ de la société	Signature	Date	Title Titre	Tel. No. N’ de tél.

SUNOPTA INC.		4275543		Jan 1/06	Director

4307623 CANADA INC.		4307623		Jan 1/06	Director

FOR DEPARTMENTAL USE ONLY - A L’ USAGE DU MINISTERE SEULEMENT

IC3190 (2003/06)

Schedule “A”

Form 9 - Articles of Amalgamation

Filed by

SunOpta Inc.

(the “Corporation”)

Special Shares

The unlimited number of special shares without par value shall, as a class, have attached thereto the following:

(i)

the special shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of special shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

(ii)

the special shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the special shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the special shares. The special shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the special shares as may be fixed in accordance with clause (i) herein;

(iii)

if any cumulative dividends or amounts payable on the return of capital in respect of a series of special shares are not paid in full, all series of special shares shall participate ratably in respect of such dividends and return of capital;

(iv)	the special shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine;

(v)	unless the directors otherwise determine in the articles of amendment designating a series, no holder of special shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the corporation, the amalgamation of the Corporation with another corporation, or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Canada Business Corporations Act., in any of which events each holder of special shares shall have one (1) vote for each such shares held;

(vi)

the holders of special shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190 of the Canada Business Corporations Act (or any other Statutory provision of like or similar effect from time to time hi force) in respect to a resolution to amend the Articles of the Corporation to:

(A)

increase or decrease any maximum number of authorized special shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the special shares or any series thereof;

	(B)	effect an exchange, reclassification or cancellation of the special shares or any series thereof; or

	(C)	create a new class or series of shares equal or superior to the special shares or any series thereof;

(vii)

provided that the holders of special shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

Common Shares

The holders of Common Shares are entitled to (1) one vote per share at all meetings of shareholders and to receive the remaining property of the Corporation upon a dissolution.

Other provisions

In addition to and without limiting such other powers which the Corporation may be law possess, the directors may, without authorization of the shareholders:

(a)	borrow money on the credit of the Corporation; or

(b)	issue, sell or pledge debt obligations of the Corporation; or

(c)

charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings to secure any debt obligations or any money borrowed, or other debt or liabilities of the Corporation.

PROVINCE OF ONTARIO	)	IN THE MATTER OF THE
CANADA	)	CANADA BUSINESS CORPORATIONS ACT
)
	)	AND
)
	)	IN THE MATTER OF ARTICLES OF
	)	AMALGAMATION FILED PURSUANT
	)	TO SECTION 185 IN THE NAME OF
	)	SUNOPTA INC.

STATUTORY DECLARATION

I, Jeremy Kendall, of the Town of Belfountain, in the Province of Ontario, DO SOLEMNLY DECLARE that:

1. I am a director of each of SunOpta Inc. and 4307623 Canada Inc., the amalgamating corporations, and I have personal knowledge of the matters herein deposed to.

2. I am satisfied that there are reasonable grounds for believing that:

(i)	each amalgamating corporation can and the amalgamated corporation will be able to pay its liabilities as they become due; and

(ii)	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(iii)	there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

AND I make this solemn declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the City	)
of , in the Province of Ontario	)
this day of December, 2005)
)
) )
)
Benjamin Chhiba A Commissioner, etc.	)	Jeremy Kendall

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-124911) of SunOpta Inc. of our report dated February 15, 2006 relating to the financial statements, management’s assessment of the internal control over financial reporting and effectiveness of the internal control over financial reporting and financial statement schedules, which appears in this Annual Report on Form l0-K.

(Signed) “PricewaterhouseCoopers LLP”

Mississauga, Ontario
February 24, 2006